UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

ESAB Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-41297	87-0923837
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

 909 Rose Avenue, 8th Floor
North Bethesda, MD 20852
(Address of Principal Executive Offices) (Zip Code)

(301) 323-9099
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ESAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2025 Annual Meeting of Stockholders of ESAB Corporation (the “Company”) held on May 8, 2025 (the “Annual Meeting”), the Company’s stockholders approved the Amended and Restated ESAB Corporation 2022 Omnibus Incentive Plan (the “A&R 2022 Plan”). The A&R 2022 Plan was previously adopted by the Company’s Board of Directors (the “Board”) on February 27, 2025, subject to the approval of the Company’s stockholders.

The A&R 2022 Plan (i) enables consultants of the Company and its subsidiaries to receive grants under the A&R 2022 Plan, (ii) increases the aggregate annual limit on the grant date fair market value of awards made under the A&R 2022 Plan to non-employee directors, (iii) eliminates the limit on the number of shares of the Company’s common stock subject to awards that may be made to an individual grantee during any one fiscal year, (iv) extends the termination date of the A&R 2022 Plan until the 10-year anniversary of its effective date, unless terminated earlier in accordance with its terms, (v) makes certain edits to the recoupment provisions under the A&R 2022 Plan and (vi) revises certain definitions, deletes provisions that are no longer applicable due to changes in applicable tax law, and makes certain clarifying and administrative changes to facilitate the Company’s ability to efficiently grant awards and administer the A&R 2022 Plan. The A&R 2022 Plan does not increase the number of shares authorized for issuance under the A&R 2022 Plan.

A description of the A&R 2022 Plan is set forth in the Company’s definitive proxy statement for the Annual Meeting, which was filed with the Securities and Exchange Commission on March 28, 2025 (the “Proxy Statement”), in the section entitled “Proposal 4: Approval of the Amended and Restated ESAB Corporation 2022 Omnibus Incentive Plan,” which description is incorporated herein by reference.

The foregoing summary description of the A&R 2022 Plan and the summary contained in the Proxy Statement, do not purport to be complete and are qualified in their entirety by the full text of the A&R 2022 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 8, 2025, the Company held the Annual Meeting at which four proposals were submitted to the Company’s stockholders. The proposals are described in detail in the Proxy Statement. The final results for each proposal are set forth below:

Proposal 1: Election of Directors

The Company’s stockholders elected four Class III directors to the Board (to hold office until the Company’s 2026 Annual Meeting of stockholders and until their respective successors are elected and qualified). The votes regarding this proposal were as follows:

Nominee	For	Against	Abstain	Broker Non-Votes
Melissa Cummings	55,878,009	1,765,438	19,296	770,549
Shyam P. Kambeyanda	57,510,482	132,945	19,316	770,549
Robert S. Lutz	55,874,668	1,765,597	22,478	770,549
Rajiv Vinnakota	52,486,756	5,111,411	64,576	770,549

Proposal 2: Ratification of Appointment of Independent Registered Accounting Firm

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
58,355,923	59,176	18,193	–

Proposal 3: Advisory Vote on the Executive Compensation of the Named Executive Officers

The Company’s stockholders approved, by non-binding advisory vote, the compensation of the Company’s named executive officers. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
55,281,104	2,354,537	27,102	770,549

Proposal 4: Approval of the Amended and Restated ESAB Corporation 2022 Omnibus Incentive Plan

The Company’s stockholders approved the Amended and Restated ESAB Corporation 2022 Omnibus Incentive Plan. The votes regarding this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
49,897,562	7,113,445	651,736	770,549

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

10.1#    Amended and Restated ESAB Corporation 2022 Omnibus Incentive Plan

104 Cover Page Interactive Data File - The cover page from this Current Report on Form 8-K is formatted in Inline XBRL

# Indicates management contract or compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 14, 2025		ESAB Corporation
		By:	/s/ Curtis E. Jewell
		Name:	Curtis E. Jewell
		Title:	Senior Vice President, General Counsel and Secretary